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Exhibit 5.3

CONSENT OF KATHLEEN ANN ALTMAN

        In connection with Franco-Nevada Corporation's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the "Registration Statement"), I, Kathleen Ann Altman, hereby consent to references to my name and to my involvement in the preparation of a technical report entitled "Technical Report on the Goldstrike Mine, Eureka & Elko Counties, State of Nevada, USA" dated March 16, 2012 (the "Technical Report") in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.

/s/ Kathleen Ann Altman Name: Kathleen Ann Altman, Ph.D., P.E.
Date: October 29, 2013

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  Exhibit 5.3
CONSENT OF KATHLEEN ANN ALTMAN